SCHEDULE A

DREYFUS PREMIER LARGE COMPANY GROWTH FUND

FRONT-END SALES CHARGE -- CLASS A SHARES -- The public offering price for Class A shares shall be the net asset value per share of that Class plus a sales load as shown below:

                                                       TOTAL SALES LOAD
                                                  ---------------------------
AMOUNT OF TRANSACTION                             AS OF % OF       AS OF % OF
                                                  OFFERING         NET ASSET
                                                  PRICE PER        VALUE PER
                                                  SHARE             SHARE
                                                  ----------       ----------

Less than $50,000..........................       5.75              6.10

$50,000 to less than $100,000..............       4.50              4.70

$100,000 to less than $250,000.............       3.50              3.60

$250,000 to less than $500,000.............       2.50              2.60

$500,000 to less than $1,000,000...........       2.00              2.00

$1,000,000 or more.........................        -0-               -0-




DREYFUS PREMIER BALANCED FUND
DREYFUS PREMIER SMALL COMPANY STOCK FUND

FRONT-END SALES CHARGE -- CLASS A SHARES -- Effective December 1, 1996, the public offering price for Class A shares, except as set forth below, shall be the net asset value per share of that Class plus a sales load as shown below:

                                                       TOTAL SALES LOAD
                                                  ---------------------------
AMOUNT OF TRANSACTION                             AS OF % OF       AS OF % OF
                                                  OFFERING         NET ASSET
                                                  PRICE PER        VALUE PER
                                                  SHARE             SHARE
                                                  ----------       ----------

Less than $50,000..........................       5.75             6.10

$50,000 to less than $100,000..............       4.50             4.70

$100,000 to less than $250,000.............       3.50             3.60

$250,000 to less than $500,000.............       2.50             2.60

$500,000 to less than $1,000,000...........       2.00             2.00

$1,000,000 or more.........................        -0-              -0-



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FRONT-END  SALES CHARGE -- CLASS A SHARES --  SHAREHOLDERS  BENEFICIALLY  OWNING
SHARES ON NOVEMBER 30, 1996 -- For shareholders who beneficially owned Class A shares held in a Fund account in November 30, 1996, the public offering price for Class A shares shall be the net asset value per share of that Class plus a sales load as shown below:

                                                       TOTAL SALES LOAD
                                                  ---------------------------
AMOUNT OF TRANSACTION                             AS OF % OF       AS OF % OF
                                                  OFFERING         NET ASSET
                                                  PRICE PER        VALUE PER
                                                  SHARE             SHARE
                                                  ----------       ----------


Less than $50,000..............................   4.50              4.70

$50,000 to less than $100,000..................   4.00              4.20

$100,000 to less than $250,000.................   3.00              3.10

$250,000 to less than $500,000.................   2.50              2.60

$500,000 to less than $1,000,000...............   2.00              2.00

$1,000,000 or more.............................   -0-               -0-


DREYFUS PREMIER BALANCED FUND
DREYFUS PREMIER LARGE COMPANY GROWTH FUND
DREYFUS PREMIER SMALL COMPANY STOCK FUND

CONTINGENT DEFERRED SALES CHARGE -- CLASS A SHARES -- A CDSC of 1% shall be assessed at the time of redemption of Class A shares purchased without an initial sales charge as part of an investment of at least $1,000,000 and redeemed within one year after purchase. The terms contained in Schedule B pertaining to the CDSC assessed on redemptions of Class B shares (other than the amount of the CDSC and its time periods), including the provisions for waiving the CDSC, shall be applicable to the Class A shares subject to a CDSC. Letter of Intent and Right of Accumulation shall apply to such purchases of Class A shares.